BASF SE
and
DEUTSCHE BANK TRUST COMPANY AMERICAS

As Depositary
and
HOLDERS OF
AMERICAN DEPOSITARY SHARES
______________________________
AMENDED AND RESTATED DEPOSIT AGREEMENT
______________________________
Dated as of December 1, 1999
As Amended and Restated as of June 6, 2000
As Amended and Restated as of March 16, 2004
As Amended and Restated as of September 20, 2007
As Amended and Restated as of October 1, 2012

AMENDED AND RESTATED DEPOSIT AGREEMENT
AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of December 1, 1999, as amended and restated as of June 6, 2000, and as amended and restated as of March 16, 2004 and September 20, 2007, as further amended and restated as of October 1, 2012 among BASF SE, a stock corporation organized and existing under the laws of the Federal Republic of Germany and its successors (the "Company"), DEUTSCHE BANK TRUST COMPANY AMERICAS, an indirect wholly owned subsidiary of Deutsche Bank A.G., acting in its capacity as depositary, and any successor depositary hereunder (the "Depositary"), and all holders (including beneficial owners) from time to time of American Depositary Shares (as hereinafter defined) issued hereunder.

W I T N E S S E T H

WHEREAS, the Company and The Bank of New York (the "Old Depositary") entered into a Deposit Agreement, dated as of December 1, 1999, as amended and restated as of June 6, 2000, and as amended and restated as of March 16, 2004 and September 20, 2007 (as so  amended and restated, the "Old Deposit Agreement"), to provide for the deposit of Shares of the Company with the Old Depositary, as predecessor depositary, for the creation of American depositary shares ("Old ADSs") representing the Shares (as hereinafter defined) so deposited and for the execution and delivery of American depositary receipts ("Old ADRs") evidencing the Old ADSs; and

WHEREAS, pursuant to the terms of the Old Deposit Agreement, the Company now wishes to (i) remove the Old Depositary as depositary under the Old Deposit Agreement and replace the Old Depositary with Deutsche Bank Trust Company Americas, as successor depositary, and (ii) amend and restate the Old Deposit Agreement and the Old ADRs in accordance with the terms and conditions set forth in this Deposit Agreement;

WHEREAS, the parties hereto desire through the Depositary to provide for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Custodian (as hereinafter defined) for the creation of American Depositary Shares (as hereinafter defined) representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing such American Depositary Shares, and for such other purposes set forth in this Deposit Agreement; and

WHEREAS, The American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW THEREFORE, in consideration of the premises, the parties hereto hereby amend and restate the Old Deposit Agreement and the Old ADRs in their entireties as follows:

ARTICLE 1.
DEFINITIONS

The following definitions shall for all purposes, unless otherwise expressly indicated herein, apply to the following respective terms used in this Deposit Agreement:

SECTION 1.1.      American Depositary Shares.

The term "American Depositary Shares" shall mean the securities and all rights of ownership associated therewith evidenced by the Receipts issued hereunder, including the interests in the Deposited Securities granted to the Holders of Receipts pursuant to the terms and conditions of this Deposit Agreement.  Each American Depositary Share shall represent the number of Shares specified on Exhibit A annexed hereto; provided, however, that if there shall occur a distribution upon Deposited Securities contemplated by Section 4.3 or a change in Deposited Securities contemplated by Section 4.9 with respect to which additional Receipts are not executed and delivered, the term "American Depositary Shares" shall thereafter represent the number of Shares or other Deposited Securities determined in accordance with such Sections.

SECTION 1.2.      Commission.

The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.3.      Company.

The term "Company" shall have the meaning set forth in the first paragraph of this Deposit Agreement.

SECTION 1.4.      Consultation.

The term "Consultation" shall mean the good faith attempt by the Depositary to discuss, if practicable, the relevant issue in a timely manner with a person employed by the Company reasonably believed by the Depositary to be empowered by the Company to engage in such discussion on behalf of the Company.

SECTION 1.5.      Custodian.

The term "Custodian" shall mean, as of the date hereof, the Eschborn office of Deutsche Bank AG, as custodian and agent of the Depositary for purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary, with the prior written consent of the Company, pursuant to the terms of Section 5.5, as substitute or additional custodian hereunder, as the context shall require, and the term "Custodians" shall mean all such persons, collectively.

SECTION 1.6.      Deliver, Delivery.

The term "deliver" and "delivery" shall mean, when used in respect of Deposited Securities and Shares, electronic delivery of such security by means of book~~-~~ entry transfer.

SECTION 1.7.      Deposit Agreement.

The term "Deposit Agreement" shall mean this amended and restated Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.8.      Depositary.

The term "Depositary" shall have the meaning set forth in the first paragraph of this Deposit Agreement.

SECTION 1.9.      Deposited Securities.

The term "Deposited Securities" as of any time shall mean all Shares at such time deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian on behalf of the Holders in respect or in lieu of Shares and at such time held hereunder, subject as to cash to the provisions of Section 4.6.

SECTION 1.10.      Dollars, Euros.

The term "Dollars" shall refer to the lawful currency of the United States.  The term “Euros” shall refer to the lawful currency of the participating member states of the European Monetary Union (as the same may be amended from time to time).

SECTION 1.11.      Foreign Currency.

The term “Foreign Currency” shall mean any currency other than Dollars.

SECTION 1.12.      Germany.

The term "Germany" shall mean the Federal Republic of Germany.

SECTION 1.13.      Holder.

The term "Holder" shall mean any person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.14.      Principal Office.

The term "Principal Office", when used with respect to the Depositary, shall mean the principal office of the Depositary, which at the date of this Deposit Agreement is located at 60 Wall Street, New York, New York 10005, U.S.A.

SECTION 1.15.      Receipts.

The term "Receipts" shall mean the American Depositary Receipts, substantially in the form of Exhibit A, issued hereunder evidencing American Depositary Shares.  A Receipt may evidence any whole number of American Depositary Shares.

SECTION 1.16.      Registrar.

The term "Registrar" shall mean, subject to any applicable rule or regulation of any securities market upon which the American Depositary Shares may be traded, any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary upon the request or with the approval of the Company, to register Receipts and transfers of Receipts as herein provided and shall include the Depositary and any co-Registrar appointed by the Depositary upon the request or with the approval of the Company, for such purposes.

SECTION 1.17.      Restricted Securities.

The term "Restricted Securities" shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which are subject to other restrictions on sale or deposit under the laws of the United States or Germany, or under a shareholder agreement or the Articles of Association (Satzung) and Bylaws of the Company.

SECTION 1.18.      Securities Act of 1933.

The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.19.      Securities Exchange Act of 1934.

The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.20.      Shares.

The term "Shares" shall mean ordinary shares~~, no par value,~~ of the Company or evidence of the right to receive such Shares; provided, however, that if there shall occur any change in nominal value or any reclassification or, upon the occurrence of an event described in Section 4.9 an exchange or conversion in respect of the Shares of the Company, the term "Shares" shall thereafter mean the successor securities resulting from such change in nominal value or such other reclassification or such exchange or conversion.

SECTION 1.21.      United States.

The term "United States" shall have the meaning assigned to it under Regulation S under the Securities Act of 1933.

ARTICLE 2.
FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.1.        Form and Transferability of Receipts.

Subject to the requirements of any applicable rule or regulation of any securities market upon which the American Depositary Shares may be traded, the definitive Receipts shall be in such form as may be agreed upon by the Company and the Depositary, and in any event shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose, unless such Receipt shall have been issued, dated and executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, and if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar and dated by such signatory.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered; provided, however, if a Registrar has been appointed then such books shall be maintained by the Registrar.  Receipts bearing the manual or facsimile signature of anyone who was at the time of signature a duly authorized signatory of the Depositary or Registrar shall bind the Depositary or Registrar, as the case may be, notwithstanding that such signatory has ceased to hold such office prior to or after the delivery of such Receipts.

The Receipts may, with the prior written consent of the Company, and upon request of the Company shall, be endorsed with or have incorporated in the text thereof such other legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary in respect of its obligations hereunder, or as may be required by the Depositary or the Company to comply with any applicable law or regulation or with the rules and regulations of any market upon which the American Depositary Shares may be traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date or manner of issuance of the underlying Deposited Securities or otherwise.

Subject to any limitations set forth in the Receipts, title to a Receipt and to the American Depositary Shares evidenced thereby, when such Receipt is properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary may deem and treat the Holder of a Receipt as the absolute owner thereof for all purposes, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any holder of a Receipt unless such holder is the Holder thereof.

SECTION 2.2.      Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares may be deposited by any person by delivery thereof to the Custodian hereunder at the account maintained by the Custodian for such purpose or such other account as may be agreed to by the Depositary and the Custodian, accompanied by all dividend coupons for dividends to be paid in the future or rights to receive such dividend coupons or appropriate evidence thereof and, if applicable, any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement.  Upon the request of the Depositary, such person shall also deliver a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares being issued in respect of such deposit.  No Shares shall be accepted for deposit unless accompanied by all dividend coupons for dividends to be paid in the future (or appropriate evidence thereof) and by evidence reasonably satisfactory to the Depositary that all necessary approvals, if any, have been granted by any governmental authority or body in Germany which is then performing the function of the regulation of currency exchange.

If required by the Depositary and provided that no applicable German law is violated thereby, Shares presented for deposit in accordance with this Deposit Agreement at any time shall, subject to the provisions of Article 4, also be accompanied by an agreement, assignment or other instrument reasonably satisfactory to the Depositary providing the Custodian the right to receive all dividends, the right to subscribe for additional Shares or any other securities or the right to receive other property and the right to vote, which any Holder has in respect of such deposited Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be reasonably satisfactory to the Depositary.

At the request, risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates, if any, for Shares to be deposited, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such certificates to the Custodian for deposit hereunder.

Deposited Securities shall be held by the Depositary or by the Custodian for the account and to the order of the Depositary at the Principal Office of the Depositary or the Custodian or at Clearstream Banking AG, the central securities clearing and deposit bank in Germany or at such other place or places as the Depositary shall determine upon the prior written consent of the Company.  The Depositary agrees to instruct the Custodian to place all Shares accepted for deposit under this Deposit Agreement into an account or accounts separate from any shares of the Company that may be held by such Custodian.

SECTION 2.3.      Warranties on Deposit of Shares.

Each person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor are free and clear of any lien, encumbrance, security interest, charge, mortgage, pledge or restriction on transfer, (ii) such Shares have been validly issued, fully paid and are nonassessable and are free of any pre-emptive rights of the holders of outstanding Shares, (iii) such Shares are accompanied by all dividend coupons in respect of dividends to be paid in the future on such Shares (or appropriate evidence thereof), (iv) the person making such deposit is duly authorized to do so, and (v) the deposit of such Shares or sale of Receipts issuable upon such deposit is not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and the issuance or cancellation of Receipts.

SECTION 2.4.      Execution and Delivery of Receipts.

Upon receipt by the Custodian of any deposit pursuant to Section 2.2 hereunder, together with the other documents specified in Section 2.2, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter, or at the request, risk and expense of the person making the deposit, by air courier, cable, telex or facsimile transmission.  Upon receiving such notice from the Custodian and payment of the issuance fee specified in Section 5.8 hereof by the person to whom the Receipt is to be issued, the Depositary shall subject to the terms and conditions of this Deposit Agreement, execute and deliver at its Principal Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons and evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled, but only upon payment to the Depositary or the Custodian of all taxes, duties and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Shares.

SECTION 2.5.      Registration of Transfer, Issuance of New Receipts.

The Depositary shall, subject to the terms and conditions of this Deposit Agreement and any Receipt, register transfers of Receipts on its transfer books, upon receipt of proper documentation therefor requested by the Depositary, including without limitation, surrender of such Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by any applicable law.  Upon such surrender the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered for registration of transfer and deliver the same to or upon the order of the person or persons entitled thereto, subject to receipt of any certifications, if any, as the Depositary or the Company may require in order to comply with any applicable laws.

The Depositary shall, subject to the terms and conditions of this Deposit Agreement, upon surrender of a Receipt or Receipts for the purpose of obtaining a lesser or greater number of Receipts, execute and deliver a new Receipt or Receipts in the name of the same Holder for any authorized whole number of American Depositary Shares requested; notwithstanding the foregoing, such new Receipt(s) shall evidence the same aggregate whole number of American Depositary Shares as the Receipt or Receipts surrendered.  The Depositary may close the transfer books at any time or from time to time, following Consultation with the Company to the extent practicable, when reasonably deemed expedient by it in connection with the performance of its duties hereunder, or at the request of the Company.  To the extent that it is not practicable for the Depositary to consult with the Company before closing the transfer books, the Depositary will promptly notify the Company after closing the transfer books and explain its reasons for doing so.

The Depositary, upon the written request of the Company or with the approval of the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers and issuing new Receipts at designated transfer offices on behalf of the Depositary.  Such appointment shall not be effective unless each co-transfer agent appointed under this Section 2.5 accepts such appointment in writing and agrees to be bound by the applicable terms of this Deposit Agreement.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary under this Deposit Agreement.

SECTION 2.6.      Surrender of Receipts and Withdrawal of Deposited Securities.

Upon (i) delivery of a Receipt to the Depositary for the purpose of withdrawal of the whole number of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, (ii) payment to the Depositary of the surrender fee specified in Section 5.8 hereof by the person delivering such Receipt for cancellation thereof and payment of all taxes, duties and other governmental charges and fees payable in connection with the delivery of Deposited Securities against surrender of Receipts, and (iii) delivery of written instructions of the Holder directing the Depositary to cause such whole number of Deposited Securities being withdrawn, together with a new Receipt evidencing any fractional Deposited Securities, to be delivered to, or upon the written order of, the person or persons designated in such instructions, the Holder of such Receipt shall be entitled to delivery, to him or upon his order, of such whole number of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt, together with a new Receipt evidencing any fractional Deposited Securities.  Delivery of such Deposited Securities may be made by (a) delivery or transfer to the account of a German securities bank with Clearstream Banking AG or Euroclear Bank S.A., Brussels office, as operator of the Euroclear System, for the benefit of such Holder or as ordered by it and (b) delivery of any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by it.  Such delivery of Deposited Securities and new Receipt, if any, shall be made without unreasonable delay.

A Receipt surrendered and written instructions received for such purpose may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer.  Promptly following the receipt of complete written instructions and compliance with the terms of this Section 2.6, the Depositary shall direct the Custodian to deliver, subject to Sections 2.7, 3.1 and 3.2 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in such written instructions, the Deposited Securities represented by the American Depositary Shares evidenced by such surrendered Receipt. The Depositary may nonetheless in any case make delivery to such person or persons at its Principal Office of any dividends or distributions with respect to the Deposited Securities or of any proceeds from the sale of any dividends, distributions or rights with respect to the Deposited Securities, which may at the time be held by the Depositary.

At the request, risk and expense of any Holder surrendering a Receipt, and for the account of such Holder, provided that payment of any applicable tax or other governmental charge shall have been made in accordance with Section 3.2, the Depositary shall direct the Custodian to forward any cash or other property (other than rights), and a certificate or certificates (if certificated Deposited Securities may be delivered) and other proper documents of title, if any, for the Deposited Securities to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by air courier, cable, telex or facsimile transmission.  The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing a fractional interest in one Share or one other Deposited Security.  In the case of surrender of a Receipt evidencing any number of American Depositary Shares representing other than a whole number of Shares or other Deposited Securities, the Depositary shall cause ownership of the appropriate whole number of Shares or other Deposited Securities to be recorded in the name of the Holder surrendering such Receipt and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional interest.

SECTION 2.7.	Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer or surrender of any Receipt, the delivery of any distribution in respect thereof or the withdrawal of any Deposited Securities, the Company, the Depositary or the Custodian may require from the Holder, the presenter of a Receipt or the depositor of Shares (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any charges of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of Deposited Securities against surrender of Receipts as set forth in Section 5.8 hereof; (ii) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with this Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice.

The delivery of Receipts against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental or regulatory authority, body or commission or any meeting of shareholders of the Company or under any provision of this Deposit Agreement or the Articles of Association (Satzung) of the Company, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding any other provision of this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any United States or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any shares required to be registered under the provisions of the Securities Act of 1933 unless a registration statement is in effect as to such shares.  The Depositary will comply with written instructions of the Company not to accept for deposit under this Deposit Agreement any Shares identified in such instructions and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with United States securities laws.

SECTION 2.8.      Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Holder thereof (i) filing with the Depositary a request for such exchange, execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (ii) depositing with the Depositary a sufficient indemnity bond or other indemnification acceptable to the Depositary, and (iii) satisfying any other reasonable requirements imposed by the Depositary.

SECTION 2.9.      Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose.  The Depositary shall destroy Receipts so cancelled.

SECTION 2.10.      Maintenance of Records.

The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.6, of substitute Receipts delivered under Section 2.8 and of Receipts cancelled or destroyed under Section 2.9, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.  Prior to destroying any such records, the Depositary will notify the Company and will turn such records over to the Company upon its request.

SECTION 2.11.	Uncertificated American Depositary Shares; DTC Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a)           American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to this Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b)(i)           The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Principal Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii)           The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Principal Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Principal Office of one or more Receipts evidencing American Depositary Shares.

(c)           American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d)           The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Holder of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Holder a statement confirming that the Holder is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Holder of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Holder a Receipt evidencing the same number of certificated American Depositary Shares.

(e)           Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Holder the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Holder.

(f)           (i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a Holder of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Holder to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of a Holder in requesting a registration of transfer and delivery as described in subsection (i) has the actual authority to act on behalf of the Holder (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.2 and 5.7 shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.
CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

SECTION 3.1.      Filing Proofs, Certificates and Other Information.

In order to enable the Depositary and the Company to comply with applicable laws and to perform their respective obligations hereunder, any person depositing Shares or any Holder may be required from time to time (i) to file proof of (a) citizenship or residence, (b) exchange control approval and payment of all taxes and other governmental charges, (c) compliance with all applicable laws, regulations and provisions of or governing Deposited Securities and the terms of this Deposit Agreement, and (d) legal or beneficial ownership of Receipts, Deposited Securities and other securities, and the nature of such interest and (ii) to execute and deliver such certificates and to make such representations and warranties in addition to those set forth in Section 2.3 as the Depositary or the Company may deem necessary or proper.  The Depositary may, and shall if reasonably requested by the Company, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until such proof or other information is filed or such certificates are executed or such representations and warranties are made to the satisfaction of the Company and the Depositary.  The Depositary shall provide the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives.  Each Holder agrees to provide any information requested by the Company or the Depositary pursuant to this paragraph.

SECTION 3.2.      Liability of Holders for Taxes and Other Charges.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary.  The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of such Receipt or to issue any new Receipt or Receipts or to permit any deposit or withdrawal of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until such payment is made, and the Company and the Depositary may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge; the Holder of such Receipt remaining liable for any deficiency.

SECTION 3.3.      Compliance with Law.

The Company and the Depositary each agree to comply with all applicable laws. Each Holder agrees that such Holder is bound by and subject to the Articles of Association (Satzung) of the Company as if such Holder were a holder of Shares, and each Holder agrees to comply with all applicable provisions of German law and the Articles of Association (Satzung) of the Company with regard to notification to the Company of such Holder's interest in Shares (including those Shares represented by American Depositary Shares), including any provision requiring such Holder to disclose within a prescribed period of time an interest in Shares amounting to, exceeding or falling below 3%, 5%, 10%, 15%, 20%, 25%, 30%, 50% and 75% of such Shares outstanding or such other percentage as may be required from time to time pursuant to any provision of German law or otherwise.  Each Holder acknowledges that failure by a Holder to provide on a timely basis any such required notification of such Holder's interest in Shares may result in the loss of certain rights in respect of such Holder's American Depositary Shares including, without limitation, voting rights and the right to receive dividends or other payments in respect of the Shares represented by such American Depositary Shares.  Each such Holder required to provide the notification described above may deliver such notification to the Depositary for forwarding to the Company.  The Depositary agrees to forward to the Company, as soon as practicable, any such notifications received by the Depositary from any Holder. Notwithstanding the foregoing, any notification by a Holder to be made under this Section 3.3 shall only be deemed to be effected and provided to the Company at the time when the Company has received such notification.

SECTION 3.4.      Disclosure of Beneficial Ownership of Receipts.

The Company and the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and various other matters.  Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section 3.4 and such agreement shall survive any disposition of such Holder's interest in Shares or Receipts.  The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Holders and to the last known address, if any, of such former Holders and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company's request, to assist the Company in obtaining such information with respect to the American Depositary Shares, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Holders or former Holders.

ARTICLE 4.
THE DEPOSITED SECURITIES

SECTION 4.1.      Cash Distributions; Withholding.

Whenever the Custodian or the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.6 hereof, convert such dividend or distribution, if applicable, into Dollars and shall as promptly as practicable distribute the amount thus received (net of the expenses of the Custodian or the Depositary, as the case may be, in connection with the conversion of such Foreign Currency into Dollars and such other fees and expenses as provided in Section 5.8 hereof) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold, subject to Section 4.12 hereof from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holders of Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder of a Receipt a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. The Company or the Depositary, as appropriate, will remit to the appropriate governmental authority or agency in Germany or any other relevant jurisdiction all amounts withheld and owing to such authority or agency.  The Depositary will forward to the Company such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies and the Depositary, the Custodian or the Company may file any such reports necessary to obtain benefits under applicable tax treaties for the Holders.

SECTION 4.2.      Distributions Other Than Cash, Shares or Rights.

Subject to Section 4.12, whenever the Custodian or the Depositary shall receive any distribution other than distributions described in Sections 4.1, 4.3 or 4.4 upon any Deposited Securities, the Depositary shall, as promptly as practicable, after Consultation with the Company, cause the securities or property received by it or by the Custodian to be distributed to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary deems equitable and practicable for accomplishing such distribution; provided, however, that if the Company shall so direct, or if in the reasonable opinion of the Depositary such distribution cannot be made or cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary determines that such distribution is not feasible or may not be legally made to some or all Holders, the Depositary may, following Consultation with the Company, adopt such method as it deems lawful, equitable and practicable for the purpose of effecting such distribution, including the sale (either public or private, at such place or places and upon such terms as it may deem reasonably proper) of the securities or property thus received, or any part thereof and, in such case, the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash; provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act of 1933, in accordance with such equitable and practicable method as the Depositary may have adopted;  provided, further, that no distribution to Holders pursuant to this Section shall be unreasonably delayed by any action of the Depositary or the Custodian.  To the extent such property, or the net proceeds thereof, is not effectively distributed to Holders as provided herein, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in such property or net proceeds.

SECTION 4.3.      Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or distribution without consideration of, Shares, the Depositary may, and shall if the Company so requests, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the number of Shares received in such dividend or distribution.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, in the manner and subject to the conditions described in Section 4.1. Until the distribution of such Receipts and net proceeds in accordance with the preceding sentence, each American Depositary Share shall also represent its proportionate interest in the additional Shares distributed upon the Deposited Securities represented thereby and such net proceeds.  Notwithstanding the foregoing, if for any reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account for taxes or other governmental charges or that such Shares must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary, after Consultation with the Company, determines that a distribution in Shares is not feasible or may not be legally made to some or all Holders, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (either public or private, at such place or places and upon such terms as it may deem reasonably proper) of the Shares thus received or any part thereof and, in such case, the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution in cash.  No distribution to Holders pursuant to this Section shall be unreasonably delayed by any action of the Depositary or the Custodian.

SECTION 4.4.      Rights Distributions.

In the event that the Company shall offer or cause to be offered to the holders of any Shares any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall following Consultation with the Company as to the procedure to be followed (i) make such rights available to the Holders entitled thereto as provided in clause (a) below, (ii) dispose of such rights on behalf of such Holders and make the net proceeds available in Dollars to such Holders as provided in clause (b) below or (iii) if by the terms of such rights offering or by reason of applicable law the Depositary can neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse.

If at the time of the rights offering the Depositary determines, following Consultation with the Company:

(a)           that it is lawful and feasible to make such rights available to all or certain Holders by means of warrants or otherwise, the Depositary shall distribute to every Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders; or

(b)           that it is not lawful or not feasible to make such rights available to all or certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or warrants or other instruments, at a public or private sale, at such place or places and upon such terms as it may deem reasonably proper, and allocate the net proceeds of any such sale (net of all taxes and governmental charges payable in connection with such rights and the fees of the Depositary set forth in Section 5.8 hereof) for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of the application of exchange restrictions with regard to a particular Holder or otherwise and distribute such net proceeds to the extent practicable as in the case of a distribution of cash pursuant to Section 4.1 hereof.

In circumstances in which rights would otherwise not be distributed, if a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder hereunder, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised, and (b) such Holder has executed such documents as the Company has determined in its sole discretion are required under applicable law and such Holder has executed such documents, and complied with such procedures, which the Depositary has reasonably requested.

If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from any such Holder pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be deposited with the Custodian pursuant to Section 2.2 of this Deposit Agreement, and the Depositary shall pursuant to Section 2.4 of this Deposit Agreement, execute and deliver Receipts to such Holder.  In the case of certain distributions pursuant to clause (a) of the second paragraph of this Section or pursuant to the third paragraph of this Section, such Receipts shall be legended in accordance with instructions of the Company, and shall be subject to such restrictions on sale, deposit, cancellation and transfer as the Depositary shall deem necessary or shall be instructed by the Company.

If registration under the Securities Act of 1933 of the rights or the securities to which any rights relate is required in order for the Company to offer such rights to Holders of Receipts and to sell the securities represented by such rights, the Depositary will not offer such rights unless and until a registration statement is in effect or such rights and the securities to which such rights relate are exempt from registration under the Securities Act of 1933; provided that nothing in this Deposit Agreement shall create, or shall be construed to create, any obligation on the part of the Company to file such a registration statement or to endeavor to have such a registration statement declared effective.

In the event that the rights and the securities to which such rights relate are not registered under the Securities Act of 1933, the Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to any particular Holder.

SECTION 4.5.      Dividends and Distributions Requiring Registration.

The Company agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities, (each a "Distribution") the Company will promptly furnish to the Depositary upon reasonable request (a) a written opinion from U.S. counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Distribution requires a registration statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Holders entitled thereto and dealing with such other reasonable issues requested by the Depositary; provided, however, that no such opinion shall be required in the event of an issuance of Shares as a bonus, share split or similar event; and (b) a written opinion from German counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, dealing with such other reasonable issues requested by the Depositary.  If in the opinion of such U.S. counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect which will cover such Distribution.

The Company agrees with the Depositary that neither the Company nor any of its affiliates will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a registration statement is in effect as to such Shares under the Securities Act of 1933.

SECTION 4.6.      Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall as promptly as practicable convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.8.  The Depositary shall promptly inform the Company of the exchange rate at which such Foreign Currency conversion has been carried out. Holders and persons holding interests in Receipts understand that in converting Foreign Currency into Dollars, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places).  Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable;  provided, however, that if such application involves or refers to the Company or is made on behalf of the Company, the Depositary shall, at the written request of the Company, provide the Company a reasonable opportunity to review and comment on such application before it is filed.

If at any time the Depositary shall determine, following Consultation with the Company, that in its judgment any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto.

SECTION 4.7.      Fixing of Record Date.

Whenever any cash dividend or other cash distribution is to be declared and paid or any distribution other than cash is to be declared and made, or whenever rights are to be issued with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary receives notice of any meeting of or solicitation of consents or proxies from holders of Shares or other Deposited Securities, or whenever the Company or the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date (which shall (i) to the extent practicable, be the same date that holders of Shares or other Deposited Securities shall be entitled to receive or exercise such rights, and (ii) with respect to record dates that are not the same as the corresponding record date set by the Company be fixed only after Consultation with the Company) (i) for the determination of the Holders who shall be entitled (a) to receive such dividend, distribution or rights, or the net proceeds of the sale thereof or (b) to give instructions for the exercise of voting rights, if any, at any such meeting or to receive information as to such meeting, (ii) on or after which each American Depositary Share will represent the changed number of Shares, or (iii) for any other reason.  Subject to the provisions of Sections 4.1 through 4.6 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof or to exercise the rights of Holders hereunder with respect to such changed number of Shares represented by each American Depositary Share in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

SECTION 4.8.      Voting of Deposited Securities.

As promptly as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Deposited Securities, the Depositary shall, subject to applicable law and, the Company's Articles of Association (Satzung), mail to Holders (for forwarding to beneficial owners) a notice (the "Notice") (a) containing such information as is contained in the notice or solicitation sent by the Company to the Depositary, (b) stating that each Holder on the record date set by the Depositary therefore pursuant to Section 4.9 hereof will be entitled subject to all applicable provisions of law, including any laws of Germany, the Articles of Association (Satzung) of the Company and this Deposit Agreement, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the whole number of Deposited Securities underlying such Holder's American Depositary Shares,; and (c) specifying the manner in which instructions may be given, including an express indication that, if no instructions are received by the Depositary in the manner and on or before the date established by the Depositary for such purpose, instructions may be deemed given, in accordance with the last sentence of this paragraph, to the Depositary to give a discretionary proxy to a person designated by the Company.  Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as is practicable and permitted under applicable law, the Company's Articles of Association (Satzung) and the provisions of or governing Deposited Securities, to vote or cause to be voted the Deposited Securities underlying such Holder's American Depositary Shares in accordance with such instructions.  Upon the request of a Holder who has not previously given instructions to the Depositary after receipt of the Notice as to the exercise of voting rights pertaining to the Deposited Securities underlying such Holder's American Depositary Shares, and subject to compliance with any reasonable regulations the Depositary may establish, the Depositary will endeavor to provide such Holder (or a person designated by such Holder) with the documentation necessary to attend a meeting of holders of Deposited Securities. The Depositary shall not vote or cause to be voted Deposited Securities other than in accordance with such instructions received from Holders of American Depositary Shares or deemed to have been received from such Holders in accordance with the last sentence of this paragraph.  If no instructions are received by the Depositary from a Holder with respect to some or all of the Deposited Securities underlying such Holder's American Depositary Shares in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities, and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be given (or deemed to be given) with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as reasonably practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

The Depositary will endeavor to ensure that on any date on which it votes or causes to be voted Deposited Securities pursuant to this Section 4.8, it will have on deposit under this Deposit Agreement the number of Deposited Securities with respect to which it has received voting instructions from Holders.  In the event that, on any such date, the number of Deposited Securities on deposit under the Deposit Agreement is less than the number of Deposited Securities with respect to which the Depositary has received voting instructions, the Depositary shall vote or cause to be voted such Deposited Securities in accordance with such instructions adjusting the number of Deposited Securities voted on a pro rated basis.

The Depositary shall use its reasonable commercial efforts to vote or cause to be voted Shares or other Deposited Securities underlying Receipts in accordance with instructions or deemed instructions received from Holders in accordance with this Section 4.8; provided, however, that the Depositary shall not be responsible for any failure to carry out any instructions or deemed instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

Nothing in this Deposit Agreement shall be construed to grant a Holder any voting rights with respect to Deposited Securities to which, by their terms, voting rights do not otherwise attach.

SECTION 4.9.      Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.3 do not apply, upon any change in nominal value or any reclassification of Deposited Securities or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under this Deposit Agreement, and the American Depositary Shares evidenced by the Receipts shall, subject to the terms of this Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933, thenceforth represent the Deposited Securities so received unless and until additional or new Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company requests, at no cost to Holders, execute and deliver additional Receipts in the case of a dividend in Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

Promptly upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Holders.  Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, following Consultation with the Company, or shall, upon request of the Company, sell such securities at a public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sale for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1.

SECTION 4.10.      Reports.

The Depositary shall make available for inspection by Holders at its Principal Office copies of this Deposit Agreement and any notices, reports and communications, including any proxy soliciting materials, received from the Company which are both (i) received by the Depositary as the holder of the Deposited Securities and (ii) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send promptly to Holders of Receipts copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.6. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulation of the Commission applicable to the Company.

SECTION 4.11.      Lists of Receipt Holders.

Promptly upon request by the Company, the Depositary shall furnish to it a list of the names, addresses and holdings of American Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary and the total number of Shares of the Company deposited at the account maintained by the Custodian for the purpose of this Deposit Agreement.

SECTION 4.12.      Taxation.

The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Depositary, the Custodian or the Company or its agents may file such reports as are necessary to obtain benefits under the applicable tax treaties for the Holders following the review and approval of such reports by the Company and its advisors.  Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in cash or property (including Shares or rights to subscribe therefor) is subject to any tax or governmental charges which the Depositary or the Custodian is obligated to withhold, the Depositary may use such cash or dispose, including by public or private sale, of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems reasonably necessary and practicable to pay such taxes or governmental charges, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such cash or property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall, if feasible without withholding for or on account of taxes or other governmental charges, without registration of such Shares under the Securities Act of 1933 and otherwise in compliance with applicable law, distribute any unsold balance of such cash or property in accordance with the provisions of this Deposit Agreement.

The Depositary or the Custodian will take all practicable administrative actions necessary to obtain all tax refunds and to reduce German withholding taxes on dividends and other distributions on the Deposited Securities.

SECTION 4.13.      Monitoring of Dividends and Other Distributions.

Upon receipt of notices from the Company of dividends or any other distributions, the Depositary shall use all reasonable efforts to insure that the Custodian takes all necessary actions to receive all such dividends and distributions on all Deposited Securities.

SECTION 4.14.      Available Information

As of the date of the Deposit Agreement, the Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934 on its Internet Web site (www.basf.com) or through an electronic information delivery system generally available to the public in its primary trading market. Should the Company become subject to the periodic reporting or other informational requirements under the Securities Exchange Act of 1934, it will be required in accordance therewith to file reports and other information with the Commission.  The Depositary does not assume any duty to determine if the Company is complying with the current requirements of Rule 12g3-2(b) under the Securities Exchange Act of 1934 or to take any action if the Company is not complying with those requirements.

The Company represents that as of the date of this Deposit Agreement, the statements in this Section 4.14 and in Article (17) of the Receipts with respect to the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934 are true and correct.  The Company agrees to promptly notify the Depositary and all Holders in the event of any change in the truth of any such statements.

ARTICLE 5.
THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.1.      Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books in such New York City facilities for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by Holders and the Company, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when reasonably deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or, following Consultation with the Company, appoint a registrar or one or more co-Registrars for registration of such Receipts in accordance with any requirements of such exchange or exchanges or system or systems and with the terms of any such appointment.   Such Registrar or co-Registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.  Each Registrar (other than the Depositary) or co-Registrar of Receipts appointed under this Section 5.1 shall give notice in writing within 5 business days of such appointment to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

The Company shall have the right to inspect transfer and registration records of the Depositary, take copies thereof and require the Depositary, the Registrar and any co-transfer agents or co-Registrars of Receipts to supply copies of such portions of such records as the Company may reasonably request.

SECTION 5.2.      Obligations of the Depositary, the Custodian and the Company.

Each of the Company and its agents assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth in this Deposit Agreement without gross negligence or bad faith.  Each of the Depositary and its agent and the Custodian and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth in this Deposit Agreement without gross negligence or bad faith.  The Depositary, the Custodian and the Company undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary, the Custodian or the Company or their respective agents.

Without limitation of the preceding, none of the Depositary or its agents, the Custodian or its agents or the Company or its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve expense or liability, unless indemnity satisfactory to it against all expense (including, without limitation, legal fees and expenses) and liability shall be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary.  None of the Depositary or its agents or the Company or its agents shall be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information.  Each of the Depositary and its agents, the Custodian and its agents and the Company and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Depositary shall not be responsible for the manner in which any vote is cast or for the effect of any such vote, provided that the Depositary acted in good faith.

Subject to compliance with all applicable laws, rules and regulations, the Depositary and the Custodian may own and deal in any class of securities of the Company and its affiliates and in Receipts.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

Neither the Depositary, the Custodian or the Company shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or shall incur any liability for any special, consequential, indirect or punitive damages ("Special Damages") for any breach of the terms of this Deposit Agreement or otherwise.

SECTION 5.3.	Prevention or Delay in Performance by the Depositary, the Custodian or the Company.

None of the Depositary, the Custodian, the Company or any of their respective officers, directors, employees, agents or affiliates shall incur any liability to any Holder or any other person if, by reason of any provision of any present or future law, order of any government or agency thereof or any court, decree or regulation of Germany, the United States or any other country, including any regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association (Satzung) of the Company, any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their respective officers, directors, employees, agents or affiliates shall be prevented or forbidden from, or delayed in, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement shall or may be done or performed or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

Where by the terms of a distribution pursuant to Section 4.1, Section 4.2 or Section 4.3 of this Deposit Agreement, or for any other reason, such distribution may not be made available to some or all Holders, and the Depositary may not dispose of such distribution on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution available and shall allow any rights to such distribution to lapse.

SECTION 5.4.	Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by giving 60 days' prior written notice of its resignation to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company upon 60 days' prior written notice of such removal delivered to the Depositary, which removal shall become effective upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its reasonable commercial efforts to appoint a successor Depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder satisfactory in form and substance to the Company, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; provided, however, such predecessor shall, upon payment of all sums due to it and upon the written request of the Company, execute and deliver an instrument satisfactory in form and substance to the Company transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts and such other books and records maintained by such predecessor and its agents with respect to its function as Depositary hereunder.  Such predecessor shall cooperate in good faith with the Company to permit such successor to perform its obligations hereunder as soon as possible following such successor’s appointment hereunder.  Any such successor Depositary shall promptly mail notice of its appointment to the Holders.  Notwithstanding the foregoing, any such resignation or removal and appointment of a successor Depositary shall not relieve the prior depositary or the Company from its obligations and liabilities pursuant to Section 5.7.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary for purposes of this Deposit Agreement without the execution or filing of any document or any further act.

SECTION 5.5.      The Custodian.

The Depositary has appointed the Eschborn office of Deutsche Bank AG as custodian and agent of the Depositary for the purpose of this Deposit Agreement.  A Custodian acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  Any Custodian may resign and be discharged from its duties hereunder by written notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall with the prior written consent of the Company, promptly after receiving such notice appoint a substitute custodian that is organized under the laws of Germany which shall thereafter be the Custodian hereunder.  Whenever the Depositary in its reasonable discretion determines that it is in the best interest of the Holders to do so, it may discharge any Custodian hereunder and, with the prior written consent of the Company, appoint a substitute custodian or appoint one or more additional custodians, each of which shall thereafter be a Custodian hereunder.  Any Custodian ceasing to act as Custodian hereunder shall deliver all Deposited Securities held by it and all other books and records maintained by it with respect to its function as a Custodian hereunder to a Custodian continuing to act upon the instruction of the Depositary.  Each substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.  Promptly upon any such change, the Depositary shall give notice in writing to the Company, to all Holders and to each other Custodian of the name, the address and the appointment of any Custodian not named in the Receipts.

Upon the appointment of any successor Depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor Depositary and the appointment of such successor Depositary shall in no way impair the authority of any Custodian hereunder; but the successor Depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give such Custodian full and complete power and authority as agent hereunder of such successor Depositary.

SECTION 5.6.      Notices and Reports to Holders.

No later than the date notice is given by the Company, by publication or otherwise, of any meeting of holder of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of such Shares or other Deposited Securities.  The Company will arrange for the translation into English, to the extent required pursuant to any regulations of the Commission applicable to the Company and the prompt transmittal to the Depositary of a sufficient number of copies of such notices and of any other notices, reports and communications which are generally made available by the Company to holders of Shares to enable the Depositary to promptly mail copies thereof to all Holders of Receipts.

SECTION 5.7.      Indemnification.

The Company agrees to indemnify the Depositary, its officers, directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or reasonable expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its officers, directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 5.9) of a Receipt or Receipts in accordance with Section 5.9 and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 5.9;  provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing by the Depositary or Custodian and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

Except as provided in the next succeeding paragraph, the Depositary agrees to indemnify the Company, its officers, directors, employees, agents and affiliates and hold each of them harmless from any liability or reasonable expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

Notwithstanding any other provision of this Deposit Agreement or any Receipts to the contrary, neither the Company nor the Depositary, nor any of their agents, shall be liable to the other for any Special Damages except (i) to the extent such Special Damages arise from the gross negligence or willful misconduct of the party from whom indemnification is sought or (ii) in the case of a claim to the Company for indemnification of Special Damages to the extent Special Damages arise from or out of a claim brought by a third party, Holder or owners of interests in Receipts against the Depositary or its agents and such Special Damages did not directly arise out of the gross negligence or willful misconduct of the Depositary.

If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a "Proceeding") in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the "Indemnitee") shall promptly (and in no event more than ten (10) days after receipt of notice of such Proceeding) notify in writing the party obligated to provide such indemnification (the "Indemnitor") of such Proceeding.  The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee's ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor's ability to adequately oppose or defend such Proceeding.  Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in subparagraph (b) below or there are no other defenses available to Indemnitee as specified in subparagraph (d) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney's fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee).  The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnitee unless (a) the Indemnitor agrees in writing to pay such fees and expenses, (b) the Indemnitee shall have reasonably and in good faith concluded that there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such action, (c) the Indemnitor fails, within ten (10) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (d) there are legal defenses available to Indemnitee that are different from or are in addition to those available to the Indemnitor.  No compromise or settlement of such Proceeding may be effected by either party without the other party's prior written consent unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement.  Neither party shall have any liability with respect to any compromise or settlement effected without its consent unless such failure to consent was unreasonably withheld or delayed.   Neither party shall unreasonably withhold or delay its consent to any settlement.  The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

The obligations set forth in this Section 5.7 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.  No Holder shall have any rights under this Section 5.7.

SECTION 5.8.      Charges of Depositary.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.3), or by Holders, as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.5, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.3, 4.3 or 4.4 and the surrender of American Depositary Shares pursuant to Section 2.6 or 6.2, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to~~,~~ Sections 4.1 through 4.4 hereof, (7) a fee for the distribution of securities pursuant to Section 4.2, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares)~~,~~ but which securities are instead distributed by the Depositary to Holders, (8) in addition to any fee charged under clause 6, a fee of $.02 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 9 below, (9) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Holders as of the date or dates set by the Depositary in accordance with Section 4.7 and shall be payable at the sole discretion of the Depositary by billing such Holders for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 5.9 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

SECTION 5.9.      Pre-Release of Receipts.

The Depositary may issue Receipts against the delivery by the Company (or any agent of the Company recording Share ownership) of rights to receive Shares from the Company (or any such agent).  No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Company to cease doing so, the Depositary may , notwithstanding Section 2.4 hereof, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 ("Pre-Release").  The Depositary may, pursuant to Section 2.6, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.   The Depositary may receive Receipts in lieu of Shares   in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably  appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case- by- case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 5.10.      Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor Depositary.

SECTION 5.11.      List of Restricted Securities Holders.

Upon the written request of the Depositary, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities.  The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

SECTION 5.12.      Exclusivity.

The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as Deutsche Bank Trust Company Americas is acting as Depositary hereunder.

ARTICLE 6.
AMENDMENT AND TERMINATION

SECTION 6.1.        Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended without the consent of the Holders by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.   Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after the Depositary shall have given written notice of such amendment to the Holders of outstanding Receipts.   Every Holder at the expiration of such 30-day period shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of a Holder to surrender such Receipt and receive therefor the whole number of Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.2.      Termination.

The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement (upon 30 days prior written notice to the Holders) if 60 days shall have expired after the Depositary shall have delivered to the Company (receipt thereof confirmed by the Company) a written notice of its election to resign and a successor Depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 hereof within such 60-day period.  On and after the date of termination, the Holder of a Receipt will upon (i) surrender of such Receipt at the Principal Office of the Depositary, (ii) payment of the fee of the Depositary for the surrender of receipts referred to in Section 2.6, and (iii) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the Deposited Securities represented by the American Depositary Shares evidenced by such surrendered Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary shall thereafter discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell at public or private sale, at such place or places and upon such terms as it may deem reasonably proper, the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, uninvested and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash and for its obligations under Section 5.7 hereof. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.7 and 5.8 hereof.

ARTICLE 7.
MISCELLANEOUS

SECTION 7.1.      Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.
SECTION 7.2.      No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.
SECTION 7.3.      Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4.      Holders as Parties, Binding Effect.

The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.5.      Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by courier or cable, telex or facsimile transmission confirmed by letter, addressed to BASF SE, Attention: ZFK, C-100. Head of Capital Markets, Carl-Bosch - Strasse 38, D-67056 Ludwigshafen, Germany, or to any other address which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by courier or cable, telex or facsimile transmission confirmed by letter, addressed to Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, USA Attention:  ADR Department, telephone:  (001) 212 602-1044, facsimile:  (001) 212 797 0327 or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered, or sent by first class mail postage prepaid, if overseas, airmail postage prepaid or sent by air courier or cable, telex or facsimile transmission covered by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books of Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Notice given as aforesaid (i) to the Company or the Depositary shall be deemed to be effected when received, and (ii) to a Holder by mail or by air courier, cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited in a post-office letter box.  The Depositary or the Company may act upon any cable, telex or facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be covered by letter as aforesaid.

SECTION 7.6.      Governing Law; Jurisdiction.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and all provisions hereof and thereof shall be governed by the laws of the State of New York without regard to the principles of conflicts of laws thereof. Except as set forth in the following paragraph of this Section 7.6, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby irrevocably designates, appoints and empowers BASF Corporation (the "Agent") now at 100 Park Avenue, Florham Park, New Jersey 07932, as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.6. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in the City of New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under this Deposit Agreement or (c) against both the Company and the Depositary, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending, and for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FORAVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

The provisions of this Section 7.6 shall survive any termination of this Deposit Agreement, in whole or in part.

SECTION 7.7.      Assignment.

Unless otherwise agreed in writing, the Deposit Agreement may not be assigned by either the Company or the Depositary.

SECTION 7.8.      Compliance with U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A(l) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

SECTION 7.9       Amendment and Restatement of Old Deposit Agreement.

The Deposit Agreement amends and restates the Old Deposit Agreement in its entirety to consist exclusively of this Deposit Agreement, and Old ADRs are hereby deemed amended and restated to substantially conform to the Form of ADR set forth in Exhibit A annexed hereto, except that, to the extent any portion of such amendment and restatement would prejudice any substantial existing right of Holders of Old ADRs, such portion shall not become effective as to such Holders with respect to such Old ADRs until thirty (30) days after such Holders shall have received notice thereof, such notice to be conclusively deemed given upon the mailing to such Holders of notice of such amendment and restatement which notice contains a provision whereby such Holders can receive a copy of the Form of Receipt.

IN WITNESS WHEREOF, BASF SE and DEUTSCHE BANK TRUST COMPANY AMERICAS  have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

BASF SE

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF RECEIPT]

CERTAIN RIGHTS OF THE HOLDER OF THIS AMERICAN DEPOSITARY RECEIPT MAY BE WITHHELD IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (11) HEREOF, INCLUDING, WITHOUT LIMITATION, VOTING RIGHTS AND THE RIGHT TO RECEIVE DIVIDENDS OR OTHER PAYMENTS

Number ___________
(CUSIP 055262505)

AMERICAN DEPOSITARY SHARES (American Depositary Shares Representing One (1) Deposited Share)

AMERICAN DEPOSITARY RECEIPT
FOR
AMERICAN DEPOSITARY SHARES
REPRESENTING
DEPOSITED ORDINARY SHARES,
NO PAR VALUE,
OF
BASF SE
(Organized under the laws of the Federal Republic of Germany)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary (the "Depositary"), hereby certifies that __________________ is the Holder of ________________ American Depositary Shares, representing deposited ordinary shares, no par value, or evidence of the right to receive such shares (the "Shares"), of BASF SE, a stock corporation organized and existing under the laws of the Federal Republic of Germany (the "Company").  At the date hereof, each American Depositary Share represents one (1) Share deposited under the Deposit Agreement (as hereinafter defined) with the Custodian, which at the date of execution of the Deposit Agreement is the Eschborn office of Deutsche Bank AG.  The ratio of Shares to American Depositary Shares is subject to amendment as provided in the Deposit Agreement.  The Depositary's Principal Office is located at 60 Wall Street, New York, New York 10005, U.S.A.

(1) The Deposit Agreement.   This American Depositary Receipt is one of an issue (herein called the "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of December 1, 1999, as amended and restated as of June 6, 2000, and as amended and restated as of March 16, 2004 and September 20, 2007, as further amended and restated as of October 1, 2012 (herein called the "Deposit Agreement"), among the Company, the Depositary and all Holders (including beneficial owners) from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof.  The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received by the Depositary or the Custodian in respect or in lieu of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Principal Office and at the Principal Office of the Custodian.  The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified in their entirety by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

(2) Surrender of Receipts and Withdrawal of Deposited Securities.   Upon (i) delivery of this Receipt to the Depositary for the purpose of withdrawal of the whole number of Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, (ii) payment to the Depositary of the surrender fee provided in Paragraph (8) of this Receipt by the person delivering this Receipt for cancellation and payment of all taxes, duties and other governmental charges and fees payable in connection with the delivery of Deposited Securities against the surrender of this Receipt, and (iii) delivery of written instructions of the Holder directing the Depositary to cause such whole number of Deposited Securities being withdrawn, together with a new Receipt evidencing any fractional Deposited Securities, to be delivered to, or upon the written order of, the person or persons designated in such instructions, the Holder hereof is entitled to delivery, to him or upon his order, of such whole number of Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt, together with a new Receipt evidencing any fractional Deposited Securities. Delivery of such Deposited Securities may be made by (a) delivery or transfer to the account of a German securities bank with Clearstream Banking AG or Euroclear Bank S.A., Brussels office, as operator of the Euroclear System, for the benefit of such Holder or as ordered by it and (b) delivery of any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by it.  Such delivery of Deposited Securities and new Receipt, if any, shall be made without unreasonable delay.

The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing a fractional interest in one Share or one other Deposited Security.  In the case of surrender of a Receipt evidencing any number of American Depositary Shares representing other than a whole number of Shares or other Deposited Securities, the Depositary shall cause ownership of the appropriate whole number of Shares or other Deposited Securities to be recorded in the name of the Holder surrendering such Receipt and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional interest.

(3) Registration of Transfer; Issuance of New Receipts.   The Depositary shall, subject to the terms and conditions of the Deposit Agreement and any Receipt, register transfers of Receipts on its transfer books, upon receipt of proper documentation therefor requested by the Depositary, including without limitation, surrender of this Receipt by the Holder hereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by any applicable law; provided, however, that the Depositary may close the transfer books at any time or from time to time, following Consultation with the Company to the extent practicable, when reasonably deemed expedient by it in connection with the performance of its duties under the Deposit Agreement, or at the request of the Company.  The Depositary shall, subject to the terms and conditions of the Deposit Agreement, upon surrender of a Receipt or Receipts for the purpose of obtaining a lesser or greater number of Receipts, execute and deliver a new Receipt or Receipts in the name of the same Holder for any authorized whole number of American Depositary Shares requested.  Notwithstanding the foregoing, such new Receipt(s) shall evidence the same aggregate whole number of American Depositary Shares as the Receipt or Receipts surrendered.

(4) Limitations on Execution and Delivery, Transfer and Surrender of Receipts.   As a condition precedent to the execution and delivery, registration of transfer or surrender of any Receipt, the delivery of any distribution in respect thereof or the withdrawal of any Deposited Securities, the Company, the Depositary or the Custodian may require from the Holder, the presenter of a Receipt or the depositor of Shares (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any charges of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of Deposited Securities against surrender of Receipts as set forth in Section 5.8 of the Deposit Agreement; (ii) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement; and (iii) production of proof reasonably satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice.

The delivery of Receipts against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental or regulatory authority, body or commission or any meeting of shareholders of the Company or under any provision of the Deposit Agreement or the Articles of Association (Satzung) of the Company, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any United States or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under provisions of the Securities Act of 1933 unless a registration statement is in effect as to such Shares.  The Depositary will comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with United States securities laws.

(5) Liability of Holder for Taxes and Other Charges.   If any tax or other governmental charge shall become payable with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary.  The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of this Receipt or to issue any new Receipt or Receipts or to permit any deposit or withdrawal of Deposited Securities represented by the American Depositary Shares evidenced hereby until such payment is made, and the Company and the Depositary may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge; the Holder hereof remaining liable for any deficiency.

(6) Warranties of Depositors.   Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor are free and clear of any lien, encumbrance, security interest, charge, mortgage, pledge or restriction on transfer, (ii) such Shares have been validly issued, fully paid and are nonassessable and are free of any pre-emptive rights of the holders of outstanding Shares, (iii) such Shares are accompanied by all dividend coupons in respect of dividends to be paid in the future on such Shares (or appropriate evidence thereof), (iv) the person making such deposit is duly authorized to do so, and (v) the deposit of such Shares or sale of Receipts issuable upon such deposit is not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and the issuance or cancellation of Receipts.

(7) Filing Proofs, Certificates and Other Information.   In order to enable the Depositary and the Company to comply with applicable laws and to perform their respective obligations hereunder, any person depositing Shares or any Holder may be required from time to time (i) to file proof of (a) citizenship or residence, (b) exchange control approval and payment of all taxes and other governmental charges, (c) compliance with all applicable laws, regulations and provisions of or governing Deposited Securities and the terms of the Deposit Agreement, and (d) legal or beneficial ownership of Receipts, Deposited Securities and other securities, and the nature of such interest and (ii) to execute and deliver such certificates and to make such representations and warranties in addition to those set forth in Section 2.3 of the Deposit Agreement as the Depositary or the Company may deem necessary or proper.  The Depositary may, and shall if reasonably requested by the Company, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until such proof or other information is filed or such certificates are executed or such representations and warranties are made to the satisfaction of the Company and the Depositary.  The Depositary shall provide the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives.  Each Holder agrees to provide any information requested by the Company or the Depositary pursuant to this Article in a timely manner.

(8) Charges of Depositary.   The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.3 of the Deposit Agreement), or by Holders, as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.3, 4.3 or 4.4 of the Deposit Agreement and the surrender of American Depositary Shares pursuant to Section 2.6 or 6.2 of the Deposit Agreement, (6) a fee of $0.04 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement , including, but not limited to~~,~~ Sections 4.1 through 4.4 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares)~~,~~ but which securities are instead distributed by the Depositary to Holders, (8) in addition to any fee charged under clause 6, a fee of $0.04 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 9 below, (9) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Holders as of the date or dates set by the Depositary in accordance with Section 4.7 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Holders for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 5.9 of the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

(9) Title to Receipt.   Subject to any limitations set forth in this Receipt, title to this Receipt and to the American Depositary Shares evidenced hereby, when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary may deem and treat the Holder of this Receipt as the absolute owner hereof for all purposes, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of this Receipt unless such holder is the Holder hereof.

(10) Validity of Receipt.   No Receipt shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose, unless this Receipt shall have been issued, dated and executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, and if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of such Registrar and dated by such signatory.

(11) Compliance with Law.   The Company and the Depositary each agree to comply with all applicable laws.  Each Holder agrees that such Holder is bound by and subject to the Articles of Association (Satzung) of the Company as if such Holder were a holder of Shares, and each Holder agrees to comply with all applicable provisions of German law and the Articles of Association (Satzung) of the Company with regard to notification to the Company of such Holder's interest in Shares (including those Shares represented by American Depositary Shares), including any provision requiring such Holder to disclose within a prescribed period of time an interest in Shares amounting to, exceeding or falling below 3%, 5%, 10%, 15%, 20%, 25%, 30%, 50% and 75% of such Shares outstanding or such other percentage as may be required from time to time pursuant to any provision of German law or otherwise.  Each Holder acknowledges that failure by a Holder to provide on a timely basis any such required notification of such Holder's interest in Shares may result in the loss of certain rights in respect of such Holder's American Depositary Shares including, without limitation, voting rights and the right to receive dividends or other payments in respect of the Shares represented by such American Depositary Shares.  Each such Holder required to provide the notification described above may deliver such notification to the Depositary for forwarding to the Company.  The Depositary agrees to forward to the Company, as soon as practicable, any such notifications received by the Depositary from any Holder.  Notwithstanding the foregoing, any notification by a Holder to be made under Section 3.3 of the Deposit Agreement shall only be deemed to be effected and provided to the Company at the time when the Company has received such notification.

(12) Disclosure of Beneficial Ownership of Receipts.   The Company and the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and various other matters.  Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to Section 3.4 of the Deposit Agreement in a timely manner and in reasonable detail and such agreement shall survive any disposition of such Holder's interest in Shares or Receipts.  The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Holders and to the last known address, if any, of such former Holders and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company's request, to assist the Company in obtaining such information with respect to the American Depositary Shares, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Holders or former Holders.

(13) Dividends and Distributions; Rights.   Whenever the Custodian or the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.6 of the Deposit Agreement, convert such dividend or distribution, if applicable, into Dollars and shall as promptly as practicable distribute the amount thus received (net of the expenses of the Custodian or the Depositary, as the case may be, in connection with the conversion of such Foreign Currency into Dollars and such other fees and expenses as provided in Section 5.8 of the Deposit Agreement) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold, subject to Section 4.12 of the Deposit Agreement from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holders of Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall as promptly as practicable convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.8 of the Deposit Agreement.  The Depositary shall promptly inform the Company of the exchange rate at which such Foreign Currency conversion has been carried out. Holders and persons holding interests in Receipts will be deemed to confirm that they understand that in converting Foreign Currency into Dollars, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places).  Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable; provided, however, that if such application involves or refers to the Company or is made on behalf of the Company, the Depositary shall, at the written request of the Company, provide the Company a reasonable opportunity to review and comment on such application before it is filed.

If at any time the Depositary shall determine, following Consultation with the Company, that in its judgment any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto.

Subject to Section 4.12 of the Deposit Agreement, whenever the Custodian or the Depositary shall receive any distribution other than distributions described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement upon any Deposited Securities, the Depositary shall, as promptly as practicable, after Consultation with the Company, cause the securities or property received by it or by the Custodian to be distributed to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary deems equitable and practicable for accomplishing such distribution; provided, however, that if the Company shall so direct, or if in the reasonable opinion of the Depositary such distribution cannot be made or cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary determines that such distribution is not feasible or may not be legally made to some or all Holders, the Depositary may, following Consultation with the Company, adopt such method as it deems lawful, equitable and practicable for the purpose of effecting such distribution, including the sale (either public or private, at such place or places and upon such terms as it may deem reasonably proper) of the securities or property thus received, or any part thereof and, in such case, the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash;  provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act of 1933, in accordance with such equitable and practicable method as the Depositary may have adopted; provided, further, that no distribution to Holders pursuant to Section 4.2 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or the Custodian.  To the extent such property, or the net proceeds thereof, is not effectively distributed to Holders as provided herein, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in such property or net proceeds.

If any distribution upon any Deposited Securities consists of a dividend in, or distribution without consideration of, Shares, the Depositary may, and shall, if the Company so requests, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the number of Shares received in such dividend or distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement. Until the distribution of such Receipts and net proceeds in accordance with the preceding sentence, each American Depositary Share shall also represent its proportionate interest in the additional Shares distributed upon the Deposited Securities represented thereby and such net proceeds.  Notwithstanding the foregoing, if for any reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary, after Consultation with the Company, determines that a distribution in Shares is not feasible or may not be legally made to some or all Holders, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (either public or private, at such place or places and upon such terms as it may deem reasonably proper) of the Shares thus received or any part thereof and, in such case, the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution in cash.  No distribution to Holders pursuant to Section 4.3. of the Deposit  Agreement shall be unreasonably delayed by any action of the Depositary or the Custodian.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall following Consultation with the Company as to the procedure to be followed (i) make such rights available to the Holders entitled thereto as provided in clause (a) below, (ii) dispose of such rights on behalf of such Holders and make the net proceeds available in Dollars to such Holders as provided in clause (b) below or (iii) if by the terms of such rights offering or by reason of applicable law the Depositary can neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse.

If at the time of the rights offering the Depositary determines, following Consultation with the Company:

(a) that it is lawful and feasible to make such rights available to all or certain Holders by means of warrants or otherwise, the Depositary shall distribute to every Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders; or

(b) that it is not lawful or not feasible to make such rights available to all or certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or warrants or other instruments, at a public or private sale, at such place or places and upon such terms as it may deem reasonably proper, and allocate the net proceeds of any such sale (net of all taxes and governmental charges payable in connection with such rights and the fees of the Depositary set forth in Section 5.8 of the Deposit Agreement) for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of the application of exchange restrictions with regard to a particular Holder or otherwise and distribute such net proceeds to the extent practicable as in the case of a distribution of cash pursuant to Section 4.1 of the Deposit Agreement.

In circumstances in which rights would otherwise not be distributed, if a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder under the Deposit Agreement, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised, and (b) such Holder has executed such documents as the Company has determined in its sole discretion are required under applicable law and such Holder has executed such documents, and complied with such procedures, which the Depositary has reasonably requested.

If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from any such Holder pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be deposited with the Custodian pursuant to Section 2.2 of the Deposit Agreement, and the Depositary shall pursuant to Section 2.4 of the Deposit Agreement, execute and deliver Receipts to such Holder.  In the case of certain distributions pursuant to clause (a) of the second paragraph of Section 4.4 of the Deposit Agreement or pursuant to the third paragraph of Section 4.4 of the Deposit Agreement, such Receipts shall be legended in accordance with instructions of the Company, and shall be subject to such restrictions on sale, deposit, cancellation and transfer as the Depositary shall deem necessary or shall be instructed by the Company.

If registration under the Securities Act of 1933 of the rights or the securities to which any rights relate is required in order for the Company to offer such rights to Holders of Receipts and to sell the securities represented by such rights, the Depositary will not offer such rights unless and until a registration statement is in effect or such rights and the securities to which such rights relate are exempt from registration under the Securities Act of 1933; provided that nothing in the Deposit Agreement shall create, or shall be construed to create, any obligation on the part of the Company to file such a registration statement or to endeavor to have such a registration statement declared effective.

In the event that the rights and the securities to which such rights relate are not registered under the Securities Act of 1933, the Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to any particular Holder.

(14) Record Dates.   Whenever any cash dividend or other cash distribution is to be declared and paid or any distribution other than cash is to be declared and made, or whenever rights are to be issued with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary receives notice of any meeting of, or solicitation of consents or proxies from, holders of Shares or other Deposited Securities, or whenever the Company or the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date (which shall (i) to the extent practicable, be the same date that holders of Shares or other Deposited Securities shall be entitled to receive or exercise such rights, and (ii) with respect to record dates that are not the same as a corresponding record date set by the Company, be fixed only after Consultation with the Company) (a) for the determination of the Holders who shall be entitled (i) to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (ii) to give instructions for the exercise of voting rights, if any, at any such meeting, or to receive information as to such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares or (c) for any other reason.  Subject to the provisions of Sections 4.1 through 4.6 and to the other terms and conditions of the Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of the sale thereof or to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

(15) Voting of Deposited Securities.   As promptly as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Deposited Securities, the Depositary shall, subject to applicable law and the Company's Articles of Association (Satzung), mail to Holders (for forwarding to beneficial owners) a notice (the "Notice") (a) containing such information as is contained in the notice or solicitation sent by the Company to the Depositary, (b) stating that each Holder on the record date set by the Depositary therefore pursuant to Section 4.9 of the Deposit Agreement will be entitled subject to all applicable provisions of law, including any laws of Germany, the Articles of Association (Satzung) of the Company and the Deposit Agreement, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the whole number of Deposited Securities underlying such Holder's American Depositary Shares, and (c) specifying the manner in which instructions may be given, including an express indication that, if no instructions are received by the Depositary in the manner and on or before the date established by the Depositary for such purpose, instructions may be deemed given, in accordance with the last sentence of this paragraph, to the Depositary to give a discretionary proxy to a person designated by the Company.  Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as is practicable and permitted under applicable law, the Company's Articles of Association (Satzung) and the provisions of or governing Deposited Securities, to vote or cause to be voted the Deposited Securities underlying such Holder's American Depositary Shares in accordance with such instructions.  Upon the request of a Holder who has not previously given instructions to the Depositary after receipt of the Notice as to the exercise of voting rights pertaining to the Deposited Securities underlying such Holder's American Depositary Shares, and subject to compliance with any reasonable regulations the Depositary may establish, the Depositary will endeavor to provide such Holder (or a person designated by such Holder) with the documentation necessary to attend a meeting of holders of Deposited Securities. The Depositary shall not vote or cause to be voted Deposited Securities other than in accordance with such instructions received from Holders of American Depositary Shares or deemed to have been received from such Holders in accordance with the last sentence of this paragraph.  If no instructions are received by the Depositary from a Holder with respect to some or all of the Deposited Securities underlying such Holder's American Depositary Shares in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities, and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be given (or deemed to be given) with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as reasonably practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

The Depositary will endeavor to ensure that on any date on which it votes or causes to be voted Deposited Securities pursuant to Section 4.8 of the Deposit Agreement, it will have on deposit under this Deposit Agreement the number of Deposited Securities with respect to which it has received voting instructions from Holders.  In the event that, on any such date, the number of Deposited Securities on deposit under the Deposit Agreement is less than the number of Deposited Securities with respect to which the Depositary has received voting instructions, the Depositary shall vote or cause to be voted such Deposited Securities in accordance with such instructions adjusting the number of Deposited Securities voted on a pro rated basis.

The Depositary shall use its reasonable commercial efforts to vote or cause to be voted Shares or other Deposited Securities underlying Receipts in accordance with instructions or deemed instructions received from Holders in accordance with Section 4.8 of the Deposit Agreement; provided, however, that the Depositary shall not be responsible for any failure to carry out any instructions or deemed instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

Nothing in the Deposit Agreement shall be construed to grant a Holder any voting rights with respect to Deposited Securities to which, by their terms, voting rights do not otherwise attach.

(16) Changes Affecting Deposited Securities.   In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value or any reclassification of Deposited Securities or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement, and the American Depositary Shares evidenced by the Receipts shall, subject to the terms of the Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933, thenceforth represent the Deposited Securities so received unless and until additional or new Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company requests, at no cost to Holders, execute and deliver additional Receipts in the case of a dividend in Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

Promptly upon the occurrence of any such change, conversion or exchange covered by Section 4.9 of the Deposit Agreement in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Holders.  Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, following Consultation with the Company, or shall, upon request of the Company, sell such securities at a public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sale for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1 of the Deposit Agreement.

(17) Reports; Inspection of Transfer Books.   As of the date of the Deposit Agreement, the Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934 on its Internet Web site (www.basf.com) or through an electronic information delivery system generally available to the public in its primary trading market. Should the Company become subject to the periodic reporting or other informational requirements under the Securities Exchange Act of 1934, it will be required in accordance therewith to file reports and other information with the Commission.  The Depositary does not assume any duty to determine if the Company is complying with the current requirements of Rule 12g3-2(b) under the Securities Exchange Act of 1934 or to take any action if the Company is not complying with those requirements.

The Company represents that as of the date of this Deposit Agreement, the statements in Section 4.14 and this Article (17) of the Receipts with respect to the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934 are true and correct.  The Company agrees to promptly notify the Depositary and all Holders in the event of any change in the truth of any such statements.

The Depositary shall make available for inspection by Holders at its Principal Office copies of the Deposit Agreement and any notices, reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send promptly to Holders of Receipts copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.6 of the Deposit Agreement.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulation of the Commission applicable to the Company.  The Depositary shall keep books in such New York City facilities for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by Holders and the Company, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

(18) Taxation.   The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Depositary, the Custodian or the Company or its agents may file such reports as are necessary to obtain benefits under the applicable tax treaties for the Holders following the review and approval of such reports by the Company and its advisors.  Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in cash or property (including Shares or rights to subscribe therefor) is subject to any tax or governmental charges which the Depositary or the Custodian is obligated to withhold, the Depositary may use such cash or dispose, including by public or private sale, of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such cash or property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall, if feasible without withholding for or on account of taxes or other governmental charges, without registration of such Shares under the Securities Act of 1933 and otherwise in compliance with applicable law, distribute any unsold balance of such cash or property in accordance with the provisions of the Deposit Agreement.

The Depositary or the Custodian will take all practicable administrative actions necessary to obtain all tax refunds and to reduce German withholding taxes on dividends and other distributions on the Deposited Securities.

(19) Pre-Release of Receipts.   The Depositary may issue Receipts against the delivery by the Company (or any agent of the Company recording Share ownership) of rights to receive Shares from the Company (or any such agent).  No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.4 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.6 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably  appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

(20) Liability of the Company and the Depositary.   None of the Depositary, the Custodian, the Company or any of their respective officers, directors, employees, agents or affiliates shall incur any liability to any Holder or any other person if, by reason of any provision of any present or future law, order of any government or agency thereof or any court, decree or regulation of Germany, the United States or any other country, including any regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association (Satzung) of the Company, any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company or any of their respective officers, directors, employees, agents or affiliates shall be prevented or forbidden from, or delayed in, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement shall or may be done or performed or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Where by the terms of a distribution pursuant to Section 4.1, Section 4.2 or Section 4.3 of the Deposit Agreement, or for any other reason, such distribution or may not be made available to some or all Holders, and the Depositary may not dispose of such distribution on behalf of the such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution available and shall allow any rights to such distribution to lapse.  Each of the Company, the Depositary and the Custodian and their respective agents assumes no obligation nor shall any of them be subject to any liability under the Deposit Agreement or the Receipts to Holders or other persons, except that they agree to perform such duties as are specifically set forth in the Deposit Agreement without gross negligence or bad faith.  The Depositary, the Custodian and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations will be read into the Deposit Agreement against the Depositary, the Custodian or the Company or their respective agents.  Without limitation of the preceding, none of the Depositary or its agents, the Custodian or its agents or the Company or its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary.  None of the Depositary or its agents or the Company or its agents shall be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information.  Subject to compliance with all applicable laws, rules and regulations, the Depositary and the Custodian may own and deal in any class of securities of the Company and its affiliates and in Receipts. Neither the Depositary, the Custodian or the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or this Receipt or shall incur any liability for any special, consequential, indirect or punitive damages for any breach of the terms of the Deposit Agreement or otherwise.

(21) Resignation and Removal of Depositary; Substitution of the Custodian.   The Depositary may at any time resign as Depositary under the Deposit Agreement by giving 60 days' prior written notice of its resignation to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company upon 60 days' prior written notice of such removal delivered to the Depositary, which removal shall become effective upon the appointment of a successor Depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The term "Depositary" shall also refer to any successor depositary appointment pursuant to this Paragraph (22).  The Depositary may at any time, following Consultation with the Company, appoint substitute or additional Custodians and the term "Custodian" shall also refer to such substitute.

(22) Amendment of Deposit Agreement and Receipts.   The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended without the consent of the Holders by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after the Depositary shall have given written notice of such amendment to the Holders of outstanding Receipts.  Every Holder at the expiration of such 30-day period shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby.  In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the whole number of Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

(23) Termination of Deposit Agreement.   The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement (upon 30 days' prior written notice to the Holders) if 60 days shall have expired after the Depositary shall have delivered to the Company (receipt thereof confirmed by the Company) a written notice of its election to resign and a successor Depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement within such 60 days.  On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of receipts referred to in Section 2.6 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the Deposited Securities represented by the American Depositary Shares evidenced by such surrendered Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary shall thereafter discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct the Custodian to act accordingly) and shall not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of property and rights, the conversion of Deposited Securities into cash as provided in the Deposit Agreement and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell at public or private sale, at such place or places and upon such terms as it may deem reasonably proper, the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, uninvested and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash and for its obligations under Section 5.7 of the Deposit Agreement.

(24) Compliance with U.S. Securities Laws.   Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section I.A.(l) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(25) Uncertificated American Depositary Shares; DTC Direct Registration System.   Notwithstanding anything to the contrary in the Deposit Agreement:

(a) American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to the Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b) (i) The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Principal Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii) The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Principal Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Principal Office of one or more Receipts evidencing American Depositary Shares.

(c) American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d) The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Holder of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Holder a statement confirming that the Holder is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Holder of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Holder a Receipt evidencing the same number of certificated American Depositary Shares.

(e) Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Holder the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Holder.

(f) (i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a Holder of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Holder to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of a Holder in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Holder (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.2 and 5.7 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

(26)     Waiver.        EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).